PROSPECTUS                 Pricing Supplement No.   1007
   Dated November 18, 1994    Dated October 17, 1995
   PROSPECTUS SUPPLEMENT      Rule 424(b)(2)--Registration Statement
   Dated November 18, 1994    No. 33-40127

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                             THE B.F.GOODRICH COMPANY
                           MEDIUM-TERM NOTES, SERIES A

                                (Fixed Rate Notes)

   Principal Amount:  $20,000,000

   Maturity Date:  October 20, 2025

   Interest Rate Per Annum:  7.298 %

   Price to Public (Issue Price):  100 %
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   Settlement Date (Original Issue Date):  October 20, 1995

   Interest Payment Date(s):

          (x) April 15 and October 15 of each year

          ( ) Other:________________________________

   Form of Notes:     (x) DTC registered    ( ) non-DTC registered

   Repayment, Redemption and Acceleration       Not Applicable

      Optional Repayment Date(s):________________________________

      Initial Redemption Date:___________________________________

      Initial Redemption Percentage:____________________________%

      Annual Redemption Percentage Reduction:___________________%

      Modified Payment Upon Acceleration:________________________

   Original Issue Discount        Not Applicable

      Amount of OID:______________________________

      Yield to Maturity:__________________________

      Interest Accrual Date:______________________

      Initial Accrual Period OID:_________________

   Additional Terms:  None

   Capitalized terms used in this Pricing Supplement which are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.
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